UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2019

TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement.
On October 4, 2019, Tricida, Inc. (the “Company”) entered into a Manufacturing and Commercial Supply Agreement (the “Agreement”) with Patheon Austria GmbH & Co KG (“Patheon”). Under the Agreement, Patheon has agreed to manufacture and supply veverimer (also known as TRC101) to support the Company’s commercialization efforts. Patheon has also agreed to manufacture and supply veverimer to support the Company’s drug development and clinical trial activities. The Company’s obligation to purchase veverimer is subject to minimum and maximum annual commitments, with the minimum commitments subject to reduction in certain circumstances. The Company has agreed to reimburse Patheon for certain capital expenditures Patheon incurs to make improvements to its manufacturing facility as required to meet the Company’s supply requirements. As previously disclosed, the Company and Patheon are also parties to a Master Development/Validation Services and Clinical/Launch Supply Agreement (the “MDA”) pursuant to which Patheon agreed to manufacture and supply veverimer. Certain manufacturing activities previously governed by the MDA are now subject to the Agreement, whereas other ongoing manufacturing activities under the MDA will continue to be governed by the MDA until such activities are complete.
The Agreement has an initial term ending on June 30, 2030, and will automatically extend for two three-year renewal periods, unless a notice of nonrenewal is delivered at least three years before the expiration of the initial term or the first renewal period, as applicable.
The Agreement may be terminated by either party following an uncured material breach by the other party, in the event the other party becomes insolvent or subject to bankruptcy proceedings, or in connection with a force majeure event that continues beyond 12 months. In addition, the Agreement may be terminated by the Company upon the occurrence of certain regulatory events or actions, including: (i) if the Company does not obtain regulatory approval for veverimer by a specified date or (ii) if the Company terminates its commercialization of veverimer or fails to launch veverimer by a specified date.
The Agreement contains representations, warranties and indemnity obligations customary for agreements of this type, and establishes certain pricing for veverimer, which may be adjusted as set forth in the Agreement.
The foregoing description of the Agreement is only a summary of the material terms of such agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit with an applicable periodic report filed with the Securities and Exchange Commission. The Company intends to redact certain confidential portions of the Agreement because such confidential portions are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 10, 2019

TRICIDA, INC.

By:	/s/ Geoffrey M. Parker
Name:	Geoffrey M. Parker
Title:	Chief Financial Officer and Senior Vice President